CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS SECOND QUARTER

AND SIX MONTH 2025 RESULTS

Second Quarter 2025 vs. Second Quarter 2024

●	Revenue of $15.2 million compared to $20.8 million;
●	Gross profit of $0.7 million compared to $5.1 million;
●	Gross margin of 4.4% (17.1% excluding A-10 Program impact) compared to 24.6%;
●	Net (loss) income of $(1.3) million compared to net income of $1.4 million;
●	(Loss) earnings per share of $(0.10) compared to earnings per share of $0.11;
●	Adjusted EBITDA(1) of $(1.7) million ($0.6 million excluding A-10 Program impact) compared to $2.6 million.

Six Months 2025 vs. Six Months 2024

●	Revenue of $30.6 million compared to $39.9 million;
●	Gross profit of $2.3 million compared to $8.7 million;
●	Gross margin of 7.6% (19.3% excluding A-10 Program impact) compared to 21.7%;
●	Net (loss) income of $(2.6) million compared to net income of $1.6 million;
●	(Loss) earnings per share of $(0.21) compared to earnings per share of $0.13;
●	Adjusted EBITDA(1) of $(2.5) million ($2.0 million excluding A-10 Program impact) compared to $3.8 million;
●	Debt as of June 30, 2025 of $16.2 million compared to $18.9 million as of June 30, 2024.

EDGEWOOD, N.Y. – August 18, 2025 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and six months ended June 30, 2025.

“During the second quarter we took a $2.3 million write-off on the A-10 Program as a result of the termination of the Program by The Boeing Company and the pending retirement of the A-10 fleet. Our six-month ended June 30, 2025 impact related to the A-10 Program was $4.5 million.

“Without the impact of the terminated A-10 Program, we performed well as we continued the transition to our new programs and achieved key development milestones such as the first Advanced Tactical Flight Pod delivery to Raytheon.

“We also continued to improve our balance sheet during the second quarter, bringing our total debt down to an all-time low of $16.2 million and our Debt-to-Adjusted EBITDA Ratio to 2.7 excluding the impact of the A-10 Program,” continued Dorith Hakim, President and CEO.

Concluded Ms. Hakim, “We remain committed to optimizing our portfolio and transitioning from legacy programs to programs of the future. As a result, we ended the quarter with a strong backlog of $506 million, which includes multiple new program awards from Raytheon, Sikorsky, Lockheed, the US Air Force and Embraer. Looking ahead we will continue to capitalize on the multiple growth opportunities leveraging our long-standing relationships with our customers.”

As disclosed in the Form 10-Q filed today, management identified a material weakness in internal control over financial reporting related to the classification of debt pending an amendment to a debt covenant. Management believes this has no bearing on the financial results for the second quarter and is implementing the necessary steps to remediate the matter.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. Words such as “remain committed,” “optimizing our portfolio,” “transitioning from legacy programs,” “multiple growth opportunities,” “continue,” “leveraging our long-standing relationships,” “believes,” “implementing,” and similar expressions are intended to identify these forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
Alliance Advisors IR	Pamela Levesque
Jody Burfening	Interim Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@allianceadvisors.com	plevesque@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash	$674,481	$5,490,963
Accounts receivable, net	6,054,015	3,716,378
Contract assets, net	31,027,022	32,832,290
Inventory	1,025,172	918,288
Prepaid expenses and other current assets	541,084	634,534
Total Current Assets	39,321,774	43,592,453

Operating lease right-of-use assets	10,220,405	2,856,200
Property and equipment, net	643,476	767,904
Deferred tax asset, net	20,153,104	18,837,576
Goodwill	1,784,254	1,784,254
Other assets	132,954	143,615
Total Assets	$72,255,967	$67,982,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,179,687	$11,097,685
Accrued expenses	4,727,857	7,922,316
Contract liabilities	1,896,936	2,430,663
Loss reserve	70,137	22,832
Current portion of line of credit	3,000,000	2,750,000
Current portion of long-term debt	10,822	26,483
Operating lease liabilities, current	1,367,604	2,162,154
Income taxes payable	2,348	58,209
Total Current Liabilities	26,255,391	26,470,342

Line of credit, net of current portion	13,140,000	14,640,000
Long-term operating lease liabilities	9,087,405	938,418
Total Liabilities	48,482,796	42,048,760

Commitments and Contingencies (see note 11)		—

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,978,259 and 12,978,741 shares, respectively, issued and outstanding	12,978	12,979
Additional paid-in capital	74,913,464	74,424,651
Accumulated deficit	(51,153,271)	(48,504,388)
Total Shareholders’ Equity	23,773,171	25,933,242
Total Liabilities and Shareholders’ Equity	$72,255,967	$67,982,002

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Quarters ended June 30, 2025 and 2024

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$15,179,108	$20,810,334	$30,579,716	$39,891,477
Cost of sales	14,515,726	15,694,910	28,266,859	31,222,304
Gross profit	663,382	5,115,424	2,312,857	8,669,173

Selling, general and administrative expenses	2,654,024	2,775,935	5,489,801	5,489,839
(Loss) income from operations	(1,990,642)	2,339,489	(3,176,944)	3,179,334

Other income	5,480	—	6,980	—
Interest expense	(287,546)	(587,971)	(775,637)	(1,220,106)
(Loss) income before provision for income taxes	(2,272,708)	1,751,518	(3,945,601)	1,959,228

(Benefit) provision for income taxes	(947,749)	341,572	(1,296,718)	381,044
Net (Loss) income	$(1,324,959)	$1,409,946	$(2,648,883)	$1,578,184

Income per common share, basic	$(0.10)	$0.11	$(0.21)	$0.13
Income per common share, diluted	$(0.10)	$0.11	$(0.21)	$0.12

Shares used in computing income per common share:
Basic	12,748,869	12,440,426	12,728,209	12,515,824
Diluted	12,748,869	12,554,153	12,728,209	12,656,753

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Income From Operations	(1,990,642)	2,339,489	(3,176,944)	3,179,334
Depreciation	88,598	102,846	187,365	202,413
Stock Based Compensation	168,583	175,535	488,812	457,058
Adjusted EBITDA	(1,733,461)	2,617,870	(2,500,767)	3,838,805
A-10 Termination	2,322,831	-	4,468,528
Adjusted EBTDA Excluding A-10 adjustment	589,370	2,617,870	1,967,761	3,838,805